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                                                                   EXHIBIT 10.31


                                 FIRST AMENDMENT
                                       TO
                           RESTRICTED STOCK AGREEMENT


               PAN PACIFIC RETAIL PROPERTIES, INC., a Maryland corporation (the "Company") and DAVID L. ADLARD ("Employee") have entered into that certain Restricted Stock Agreement (the "Agreement") effective as of August 13, 1997. In order to amend the Agreement in certain respects, the Company and Employee hereby agree as follows effective as of __________________, 1998.

               Subsection 1(d) is hereby added to the Agreement to read in its entirety as follows:

                      (d) In the case of a "Change in Control" (as hereinafter
               defined) prior to the termination of Employee's employment or consulting relationship with the Company, then, immediately prior to the occurrence of such Change in Control, the Shares shall become fully vested and shall cease to be subject to forfeiture under subsection 1(a) after such event. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

                             (a) the individuals constituting the Board of
                      Directors of the Company (the "Board") as of the date of the initial public offering of common stock of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board;

                             (b) provided that the number of shares of common
                      stock of the Company directly held by Pan Pacific Development (U.S.) Inc., a Delaware corporation and its subsidiaries (other than the Company and the Company's subsidiaries) represents 50% or less of the total outstanding shares of common stock of the Company, an acquisition of any voting securities of the Company (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; or

                             (c) approval by the stockholders of the Company of:



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                                    (i) a merger, consolidation, share exchange
                             or reorganization of the Company, unless the stock holders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization; or

                                    (ii) a complete liquidation or dissolution
                             of the Company; or

                                    (iii) an agreement for the sale or other
                             disposition of all or substantially all of the assets of the Company.

               Executed at Vista, California this ___ day of ________ 1998.



THE COMPANY

PAN PACIFIC RETAIL PROPERTIES, INC.
a Maryland Corporation

By:
    ---------------------------------
        Stuart A. Tanz
        Chief Executive Officer and President



EMPLOYEE


    ---------------------------------
        David L. Adlard





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